Exhibit 11


                             OPEN DOOR ONLINE, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE


For the year ended December 31:                         2000           1999
                                                     ----------     -----------

Income (Loss) as reported                            $ (877,695)    $  (606,058)

Income tax expense                                           --              --
                                                     ----------     -----------
Net income (loss)                                    $ (877,695)    $  (606,058)
                                                     ==========     ===========

Basic earnings per share                             $    (0.08)    $     (0.11)
                                                     ==========     ===========

Diluted earnings per share                           $    (0.08)    $     (0.11)
                                                     ==========     ===========

Weighted average shares outstanding:                 11,155,000       5,432,863
                                                     ==========     ===========

Fully diluted average shares outstanding:            11,155,000       5,432,863
                                                     ==========     ===========